Exhibit 5.2

DAVID K. FRIES, ESQUIRE	TWO CAPITAL PLAZA, P.O. BOX 1137
(603) 224-7761 EXT. 1014	CONCORD, NEW HAMPSHIRE 03302-1137
(603) 224-6457 FACSIMILE FRIESD@CWBPA.COM

February 13, 2015

Casella Waste Systems, Inc.

25 Greens Hill Lane

Rutland, Vermont 05701

Re:	Casella Waste Systems, Inc. (the “Company”)

7.75% Senior Subordinated Notes Due 2019

Ladies and Gentlemen:

We are special local counsel to Colebrook Landfill LLC (the “New Hampshire LLC”) and Forest Acquisitions, Inc. (the “New Hampshire Corporation”) in connection with the transactions described below. Each of the New Hampshire LLC and the New Hampshire Corporation (collectively, the “New Hampshire Subsidiaries”) is a subsidiary of the Company.

Reference is made to the Registration Statement on Form S-3 (File No. 333-200784) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933, as amended, (the “Securities Act”) of the issuance and sale from time to time of, among other securities, the Company’s 7.75% Senior Subordinated Notes due 2019 (the “Senior Subordinated Notes”) and guarantees thereof by certain subsidiaries of the Company (the “Guarantor Subsidiaries”), including the New Hampshire Subsidiaries. This opinion is issued to you in connection with the issue and sale of $60,000,000.00 aggregate principal amount of Senior Subordinated Notes (the “Notes”) pursuant to the Registration Statement, the prospectus contained in the Registration Statement (the “Base Prospectus”), and the supplement to the Base Prospectus dated February 9, 2015 (the “Prospectus Supplement”).

The Notes are to be issued under the indenture dated as of February 7, 2011 among the Company, the guarantors listed therein (including the New Hampshire Subsidiaries), and U.S. Bank National Association, as trustee, which we understand has been duly qualified under the Trust Indenture Act, as amended and supplemented through the date hereof (the “Indenture”). The Guarantor Subsidiaries, including the New Hampshire Subsidiaries, are to issue guarantees (the “Guarantees”) of the Notes as provided in the Indenture and in the form attached as an exhibit to the Indenture.

MEMBER OF LEGAL NETLINK ALLIANCE, AN INTERNATIONAL ALLIANCE OF INDEPENDENT LAW FIRMS

Casella Waste Systems, Inc.

February 13, 2015

In rendering this opinion, we have examined the following documents and instruments:

1.	The Indenture included as an exhibit to the Registration Statement;

2.	The Notes as executed by the Company;

3.	The Guarantees as executed by the New Hampshire Subsidiaries (the “New Hampshire Guarantees”);

4.	The Registration Statement, including the Base Prospectus;

5.	The Prospectus Supplement;

5.	Certificates of Legal Existence for each of the New Hampshire Subsidiaries from the New Hampshire Secretary of State dated January 26, 2015;

6.	Articles of Incorporation and a Certificate of Formation, as applicable, for the New Hampshire Subsidiaries, certified by the New Hampshire Secretary of State on November 21, 2014;

7.	The bylaws of the New Hampshire Corporation and the Limited Liability Company Agreement of the New Hampshire LLC as certified in the Secretary’s Certificate referred to in item 9 below (the “LLC Agreement”);

8.	Written Consents in Lieu of a Meeting by the Board of Directors of the New Hampshire Corporation and by the Member of the New Hampshire LLC; and

9.	Certificate of Secretary of Subsidiary Guarantors dated February 13, 2015 (the “Secretary’s Certificate”).

We have also examined and relied upon such other documents and made such other examination of law as we have deemed necessary in connection with this opinion.

In connection with our examination, we have assumed the authenticity of documents purporting to be the originals, the authenticity of all documents submitted to us as certified copies, the genuineness of all signatures on original documents, the legal capacity of all signatories, and the conformity with original documents of all copies submitted to us as conformed, electronic, or photostatic copies. We have also assumed that all documents submitted to us have remained in force since their execution without interruption and that they have not been revoked, rescinded, amended, or superseded in whole or in part, and that the

Casella Waste Systems, Inc.

February 13, 2015

settlement of the Notes and the New Hampshire Guarantees and related transactions have occurred with all relevant transaction documents deemed released and exchanged by the parties. We have relied on certificates of public officers, the Secretary’s Certificate, and the representations made by the Company and the New Hampshire Subsidiaries as set forth in the documents, instruments, and certificates enumerated above. Nothing has come to our attention to lead us to question the accuracy of such representations.

We are admitted to practice in the State of New Hampshire and express no opinion as to matters under or involving the laws of any jurisdiction other than the State of New Hampshire and its political subdivisions.

Based on the foregoing, and in reliance thereon, and subject to the foregoing exceptions, we are of the opinion that:

1. The New Hampshire LLC is a limited liability company validly existing under the laws of the State of New Hampshire. The New Hampshire Corporation is a corporation validly existing under the laws of the State of New Hampshire.

2. The New Hampshire Subsidiaries have the corporate or limited liability company power and authority, as the case may be, to execute, deliver and perform their obligations under the New Hampshire Guarantees.

3. The execution, delivery and performance of the New Hampshire Guarantees have been duly authorized by all necessary corporate or limited liability company action, as the case may be, on behalf of the New Hampshire Subsidiaries.

4. The New Hampshire Guarantees have been duly executed and delivered on behalf of the New Hampshire Subsidiaries.

5. The execution, delivery and performance of the New Hampshire Guarantees by the New Hampshire Subsidiaries will not violate or result in a breach of existing law or regulations or the articles of incorporation or bylaws of the New Hampshire Corporation or the Certificate of Formation or the LLC Agreement of the New Hampshire LLC.

6. No consent, authorization or approval by any administrative or governmental body is required in connection with the execution, delivery and performance of the New Hampshire Guarantees by the New Hampshire Subsidiaries.

7. No intangible or documentary stamp taxes, recording taxes, or transfer taxes are payable by the New Hampshire Subsidiaries to the State of New Hampshire on account of the execution and delivery of the New Hampshire Guarantees by the New Hampshire Subsidiaries.

Casella Waste Systems, Inc.

February 13, 2015

We express no opinion (i) as to any other agreement or obligation undertaken by the New Hampshire Subsidiaries or (ii) regarding federal securities laws or the “Blue Sky” or other securities laws of any state.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K to be filed on or about February 13, 2015, which Form 8-K will be incorporated by reference into the Registration Statement and to the use of our name therein and in the related Base Prospectus, preliminary prospectus supplement dated February 6, 2015, and Prospectus Supplement under the caption “Legal Matters.” In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is being delivered to the addressee hereof solely in connection with the transactions outlined above. Wilmer Cutler Pickering Hale & Dorr LLP may rely upon this opinion for purposes of issuing its opinion dated the date hereof. The limitations expressed herein are an integral part of this opinion, and no opinions on other matters not expressly stated herein are intended nor should they be inferred or implied herefrom.

Very truly yours,

CLEVELAND, WATERS AND BASS, P.A.

By:	/s/ David K. Fries
David K. Fries, Esq.
A Director